UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005 (February 16, 2005)

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15305	51-0380803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On February 16, 2005, BlackRock, Inc. (the “Company”) entered into a Purchase Agreement with the initial purchasers named on Schedule I thereto, providing for the offering by the Company of $250 million aggregate principal amount of convertible debentures (the “Debentures”), which will be due in 2035. The Debentures will bear interest at a rate of 2.625% per annum.

Prior to February 15, 2009, the Debentures will be convertible, only under certain conditions, at the option of the holder into cash and, in certain circumstances, shares of the Company’s class A common stock at an initial conversion rate of 9.7282 shares of class A common stock per $1,000 principal amount of Debentures, subject to adjustments, representing a premium of 32.5% to the last reported sale price of the Company’s class A common stock on February 16, 2005 of $77.58. On and after February 15, 2009, the Debentures will be convertible at any time prior to maturity at the option of the holder into cash and, in certain circumstances, shares of class A common stock at the above initial conversion rate, subject to adjustments.

Beginning February 20, 2010, the Company may redeem any of the Debentures at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, including contingent interest and accrued and unpaid liquidated damages, if any. Holders may require the Company to repurchase the Debentures at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, including contingent interest and accrued and unpaid liquidated damages, if any, on February 15, 2010, 2015, 2020, 2025 and 2030, or at any time prior to their maturity upon the occurrence of certain events.

The Company plans to use the net proceeds of the offering to repay its $150 million bridge promissory note and the accrued interest thereon, the proceeds of which were used to fund a portion of the purchase price for its acquisition of SSRM Holdings, Inc. on January 31, 2005, and for general corporate purposes. The Company expects this offering to close on February 23, 2005.

The initial purchasers of the Debentures and their direct and indirect transferees will be entitled to the benefits of a registration rights agreement that will be dated the closing date of the offering between the Company and the initial purchasers. Under the registration rights agreement, the Company will file a shelf registration statement to cover the resale of the Debentures or the common stock issuable upon conversion of the Debentures.

In the ordinary course of their business, the initial purchasers and their affiliates have provided, or may in the future provide, investment banking and other financial services to us or our subsidiaries, including underwriting, the provision of financial advice and the extension of credit. These initial purchasers and their affiliates have received, and may in the future receive, customary fees and commissions for their services and the

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reimbursement of expenses. These arrangements may also include provisions for the indemnification of such initial purchasers and their affiliates against a variety of liabilities, including liabilities under the federal securities laws.

Item 3.02 Unregistered Sales of Equity Securities

On February 16, 2005, the Company agreed to sell $250 million aggregate principal amount of convertible debentures due 2035 in a private placement to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Rule 144A under the Act. The net proceeds to the Company are expected to be $243.7 million.

The Debentures and the underlying common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The information provided in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Furnished as Exhibit 99.1 hereto and incorporated herein by reference herein in its entirety is a copy of a press release issued by the Company on February 17, 2005, announcing that it has agreed to sell $250 million aggregate principal amount of convertible debentures due 2035 in a private placement to qualified institutional buyers pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by to Rule 144A under the Securities Act.

The following information was included in the offering memorandum dated February 16, 2005 relating to the private offering of the Debentures.

“As of September 30, 2004, our subsidiaries had liabilities of approximately $332.6 million. In connection with the acquisition of SSRM Holdings, Inc., one of our subsidiaries assumed short-term debt, which included a revolving credit facility of approximately $73 million and a mortgage note of approximately $19 million.”

By filing this report on Form 8-K and furnishing the information in this item, the Company makes no admission as to the materiality of any information in this item, including any exhibit hereto, or that any such information includes material investor information that is not otherwise publicly available. The information contained in this item, including the information contained in the exhibit hereto, is intended to be considered in the context of our Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company disclaims any current intention to revise or update the information contained in this item, including the information furnished in the exhibit hereto, although the Company may do so from time to time as our management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure. The information contained in this item and the exhibit hereto is neither an offer to sell nor a solicitation of an offer to buy any of the Debentures. The Debentures that the Company is offering will not be registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of the Company issued February 17, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ Robert P. Connolly
Date: February 17, 2005		Robert P. Connolly
Managing Director,
General Counsel and Secretary

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EXHIBIT INDEX

99.1             Press Release of the Company issued February 17, 2005.